Exhibit 10.74

FORBEARANCE AND CONDITIONAL RELEASE AGREEMENT

(Comstock Belmont Bay 89, L.C.)

THIS FORBEARANCE AND CONDITIONAL RELEASE AGREEMENT dated as of September         , 2009 (this “Agreement”) is made by and among COMSTOCK BELMONT BAY 89, L.C., a Virginia limited liability company (the “Borrower”), COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Guarantor”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation and successor-by-merger to M&T Mortgage Corporation (the “Bank”).

RECITALS

Pursuant to a Disbursement and Construction Loan Agreement dated October 12, 2006 by and between the Borrower and the Bank (as the same may be amended, restated, supplemented, extended, or otherwise modified from time to time, the “Loan Agreement”), the Bank agreed to make available to the Borrower a construction loan in the principal amount of up to $17,300,000 (the “Loan”), the proceeds of which were to be used to acquire and construct up to four (4) buildings, with each building containing twenty-eight (28) condominium units. The Borrower’s obligation to repay the Loan with interest is evidenced by the Borrower’s Deed of Trust Note dated October 12, 2006 in the original principal amount of $17,300,000 (as the same may be amended, restated, supplemented, extended, or otherwise modified from time to time, the “Note).

The Borrower’s obligations in connection with the Loan are secured by, among other things, a Credit Line Deed of Trust dated October 12, 2006 from the Borrower to certain trustees for the benefit of the Bank (as the same may be amended, restated, supplemented, extended, or otherwise modified from time to time, the “Deed of Trust”), which Deed of Trust covers certain real property owned by the Borrower and located in Prince William County, Virginia (the “Property”). The Property and all property serving as security for the repayment of the Loan is hereinafter collectively referred to as the “Collateral”).

The repayment of all of the Borrower’s obligations are guaranteed by the Guarantor pursuant to a Guaranty Agreement dated October 12, 2006 from the Guarantor to the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

As used herein, (a) the term “Financing Documents” means collectively, the Loan Agreement, the Note, the Deed of Trust, the Guaranty and all other documents, instruments and written agreements previously, simultaneously or hereafter executed and delivered by the Borrower, any or all of the Guarantor, or any other party or parties to evidence, secure, or guarantee, or in connection with, the Loan, and (b) the term “Obligations” means, collectively, all obligations of the Borrower and the Guarantor under and in connection with any or all of the Financing Documents.

The Borrower has defaulted under the Financing Documents by virtue of the Borrower’s failure to comply with the various financial covenants set forth therein and to repay the Loan on or before October 12, 2008 (the “Maturity Date”).

The Borrower has advised the Bank that, following the Borrower’s acquisition of the Property, the Borrower previously recorded that certain “Beacon Park I Condominium Declarant Election Form,” among the land records of Prince William County, Virginia as instrument no. 200803030019281 (the “Declarant Election Form”) and, according to the Borrower, received approval from Prince William County, Virginia of a change in land use designation for the Property from elderly age restricted (“Age-Restricted”) to market rate (“Market Rate”). Following its receipt of such approval, the Borrower conveyed nine (9) completed condominium units in Building A to third party purchasers as Market Rate units.

As a result of disputes with respect to the Property and the conflicting obligations of various parties related thereto, the Obligors have been engaged in multiple litigation matters in Fairfax County and Prince William County Circuit Courts more specifically styled as Belmont Bay, L.C. v. Comstock Belmont Bay 89, L.C. and Comstock Home Building Companies, Inc., Civil Action No. 2008-7172, Belmont Bay, L.C. v. Comstock Belmont Bay 89, L.C. and Premier Title, Inc., Civil Action No. 2008-7173, Belmont Bay, L.C., Belmont Town Center Associates LLC and Belmont Town Center Umbrella Association, Inc. v. Comstock Belmont Bay 89, L.C., Civil Action No. 2008-12268,

and Comstock Belmont Bay 89, L.C. v. Lawrence A. Wilkes, James R. Epstein, Stephen P. Caruthers, Belmont Bay, L.C., Donald J. Creasy, EFO Capital Management, Inc. and Eric-Belmont Associates LLC, Civil Action No. 2009-523, which were consolidated for trial in the Circuit Court of Fairfax County (collectively the “Consolidated Fairfax Actions”); Comstock Belmont Bay 89, L.C v. Harbor Point West Associates, LLC, Harbor Point East Associates, LLC, Harbor View Associates, LLC, Harbor Side I Associates, LLC, Belmont Town Center Associates LLC, Stephen P. Caruthers, James Epstein, Eric-Belmont Associates, LLC, WVS Development Associates LLC, Lawrence Wilkes and Belmont Bay Homeowners Association, Inc., Civil Action No. 88853 (the “Prince William Action”). Collectively, the Fairfax Actions and the Prince William Action are referred to as the “Litigation”. As part of the Fairfax Action, a Notice of Lis Pendens was filed and recorded in the land records (the “Lis Pendens”), resulting in a cloud on the Collateral.

By various Consent and Dismissal Orders dated as of July 9, 2009, the Litigation has been settled. Pursuant to that certain Final Consent Judgment Order dated and entered as of July 9, 2009 in the Fairfax Action, the Declarant Election Form was declared a legal nullity and ordered stricken from the Land Records. Pursuant to that same order in the Fairfax Action, the Lis Pendens was released.

The Borrower and the Guarantor (collectively, the “Obligors”) have requested that the Bank conditionally release the Obligors pursuant to the terms and conditions set forth herein. The Bank is willing to grant the Obligors’ request, subject to and upon the terms, conditions and understandings contained in this Agreement and provided the Obligors execute and deliver this Agreement and all documents called for by this Agreement.

NOW, THEREFORE, in consideration of the premises and of the representations and mutual agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms used herein and in the Preamble and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Acknowledgments of the Obligors. The Obligors hereby acknowledge that:

(a) The Recitals set forth above are true and complete in all respects and are incorporated herein by reference.

(b) As of the date hereof, the Borrower is currently in default of its obligations under the Financing Documents by virtue of its failure to comply with the various financial covenants set forth therein and to repay the Loan on or before the Maturity Date (collectively, the “Existing Defaults”).

(c) As of September 15, 2009, the Borrower owed the Bank, pursuant to the terms of the Note, $7,034,545.03, consisting of $6,617,284.51 in principal, $398,487.59 in accrued but unpaid interest, $18,772.93 in late charges, plus fees, costs and other expenses.

(d) The Obligors have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Bank or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of the Bank (collectively, the “Bank Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of, the Financing Documents or the Obligations; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

(e) The Obligors have freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with its counsel. Each Obligor further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

(f) There is (i) to the Obligors’ knowledge, no statute, rule, regulation, order or judgment, and (ii) no provision in any articles of organization, operating agreement, charter or bylaws with respect to the any Obligor, and (iii) no provision of any mortgage, indenture, contract or other agreement binding on any Obligor or any of its properties which, in each case, would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.

(g) The Borrower has not, voluntarily or involuntarily, granted any liens or security interests to any creditor not previously disclosed to the Bank in writing on or before the date of this Agreement and have not otherwise taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any liens or securing interests securing all or any portion of the Obligations or the priority or validity of the Bank’s claims with respect to the Obligations relative to any other creditor of the Borrower.

(h) Each Obligor has the full legal right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Obligors and the consummation by the Obligors of the transactions contemplated hereby have been duly authorized by all appropriate action (corporate or otherwise).

(i) This Agreement constitutes the valid, binding and enforceable agreement of the Obligors, enforceable against the Obligors in accordance with the terms hereof.

ARTICLE III

COVENANTS AND AMENDMENTS

In consideration of the Bank’s agreement to forbear during the Forbearance Period (as hereinafter defined) from taking any further action against the Obligors or any of their respective assets, the Obligors hereby agree with the Bank as follows:

Section 3.1. Forbearance Covenant against Guarantor Only. Notwithstanding the Existing Defaults under the Financing Documents, but subject to the terms and conditions stated in this Agreement, the Bank agrees that it will not take any action or file any proceedings against the Guarantor, whether under the Guaranty, at law, or in equity, or otherwise exercise any of its rights and remedies against the Guarantor (the foregoing covenant being hereinafter referred to as the “Forbearance Covenant”) other than the Foreclosure Proceedings (hereafter defined). The Forbearance Covenant will remain in effect until the occurrence of a Forbearance Termination Event (as defined below) or the Release Issuance Date (hereafter defined), whichever is earlier. Immediately upon the occurrence of a Forbearance Termination Event, the Bank will have the right, at any time and from time to time, to exercise any and all rights and remedies available against Guarantor under the Guaranty, at law or in equity, to the same extent as the Bank would be entitled if the Forbearance Covenant had never been part of this Agreement. As used herein, the term “Forbearance Termination Event” means the occurrence of one or more of the following events:

(a) if prior to the foreclosure of the Collateral, the Bank reasonably determines that any representation or warranty made by any Obligor in this Agreement is untrue or inaccurate in any material respect;

(b) if prior to the foreclosure of the Collateral, any Obligor breaches, defaults, repudiates, or fails to perform or observe any of that Obligor’s obligations or agreements stated in this Agreement, which is not cured within fifteen (15) days after Bank gives Obligors written notice thereof;

(c) if, prior to the foreclosure of the Collateral or the Release Issuance Date, whichever is earlier, any Obligor (other than Guarantor) files, or has filed against it, a petition for relief under the United States Bankruptcy Code or any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or any Obligor (other than Guarantor) seeks, consents to, or acquiesces in, the appointment of any trustee, receiver, or liquidator of that Obligor or of all or any substantial part of that Obligor’s Collateral; or

(d) if prior to the foreclosure of the Collateral, any Obligor commences, joins in, assists, cooperates in, or participates as an adverse party or as an adverse witness (subject to compulsory legal process which requires testimony) in any suit or other proceeding against Bank or any affiliate, officer, director, or employee of Bank, relating to the Loan or any Collateral for the Loan (an “Adversarial Action”).

Section 3.2. Additional Covenants.

(a) Foreclosure of Collateral. The Obligors hereby acknowledge that Bank intends to commence proceedings to foreclose its Collateral in accordance with the provisions of the Financing Documents and applicable law (the “Foreclosure Proceedings”). In consideration of the Forbearance Covenant, the Obligors jointly and severally (i) ratify and affirm Bank’s security title, lien, and security interest in and to the Collateral pursuant to the Financing Documents, (ii) acknowledge and agree that Obligors have received commercially reasonable, timely, and accurate notice of Bank's intention to foreclose its security title, lien, and security interest in the Collateral and that the Bank has satisfied all requirements set forth in the Financing Documents relating to commencement of the Foreclosure Proceedings, and (iii) covenant and agree to use commercially reasonable efforts to cooperate with Bank in connection with the Foreclosure Proceedings, with such cooperation to include the Obligors’ agreement hereby that they will not contest, object to, file exceptions with respect to, or otherwise hinder or delay any Foreclosure Action in any way, shape or form, and will not request, induce or influence other third parties to do so. This Agreement expressly authorizes the Bank to commence and prosecute the Foreclosure Proceedings.

(b) Deliveries by Obligors. The Obligors hereby covenant to Bank that within fifteen (15) days after each written request therefor (to the extent that any of such items are in the possession or direct control of Obligors), the Obligors will deliver or cause the following items relating to the Collateral to be delivered to the Bank, whether such request is made prior or subsequent to the date of this Agreement or the foreclosure of the Deed of Trust: (i) any warranties, guaranties, and assurances given by third parties; (ii) any certificates of occupancy, licenses, and other governmental permits or notices; (iii) any surveys, plats, drawings, engineering reports, maps, plans and specifications, and other similar matters; (iv) any service contracts, supply contracts, management agreements, maintenance agreements, or other similar agreements; (v) any tax assessments, notices, bills and/or statements; (vi) copies of all rental agreements, equipment leases and other contracts affecting the Collateral; and (vii) any keys necessary to obtain full access to the Collateral.

(c) Contracts. The Obligors hereby represent and warrant to the Bank that, as of the date of this Agreement and to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule I is a true, complete, and correct listing of all material commitments, rental agreements, equipment leases, guaranties, leases, or contracts entered into by any Obligor that could impair Bank’s rights with respect to the Collateral.

(d) Payables. The Obligors hereby further represent and warrant to Bank that, as of the date of this Agreement and to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule II is a true and correct listing of all known payables owing in connection with the Collateral, including trade payables, real and personal property taxes, utility charges, lease payments, and license and permit fees (hereafter collectively called the “Payables”). It is specifically understood that Obligor has not and will not agree to assume or incur any responsibility with respect to payment of the Payables as a condition of its receipt of the Release.

(e) Bonds. The Obligors further represent and warrant to Bank that Schedule III attached hereto contains a complete list of all bonds, letters of credit or cash escrows (the “Bonds”) posted by the Obligors with all local governmental authorities having jurisdiction over the Collateral as of the date of this Agreement. The Bank agrees to replace or contract with a third party to replace any Bonds posted by any Obligor with any such local governmental authority within the earlier of: (i) five (5) days prior to the maturity of a Bond obligation, (ii) one hundred eighty (180) days after completed foreclosure of the Collateral to which a Bond pertains, or (iii) as a condition precedent to the conveyance of the Collateral to a third party. The Bank hereby designates Trey Mason, Vice President (tmason@mtb.com) as the individual responsible for processing Bond replacement and receiving Bond correspondence and the Obligors shall forward all information received by them relating to any such Bonds within fifteen (15) days of their receipt thereof.

(f) Sale of Collateral. The Borrower hereby acknowledges and agrees that if the Bank is the successful bidder for the Collateral following any Foreclosure Proceedings, then and in such event, at the Bank’s discretion and if requested by the Bank in a subsequent writing, the Borrower shall actively assist the Bank in completing construction of, and to actively market and sell, the remaining 19 condominium units in Building A on the Property, know to the parties as the “Phase I Units” and in such event the parties shall enter into a separate construction, sales, and marketing agreement related thereto.

(g) Deficiency Note. As additional consideration for execution of this Agreement, the Guarantor shall execute and deliver to the Bank a non-interest bearing subordinate promissory note dated the date hereof and made payable to the order of the Bank in the principal amount of $496,000 (the “Deficiency Note”), which Deficiency Note shall be amortized over a period of five (5) years and be payable as follows:

25% after the 3rd anniversary thereof;

25% after the 4th anniversary thereof; and

50% upon maturity.

In the event any payment due under the Deficiency Note is not made as and when due, the Delivery Note shall thereafter bear interest at the rate of 3% per annum (the “Default Rate”) until paid in full.

As provided above, the Deficiency Note shall be executed concurrent with this Agreement and delivered to Bank and shall be deemed full satisfaction for any and all liabilities of the Guarantor with respect to the Financing Documents, including, but not limited to, any deficiency amounts resulting from Foreclosure Proceedings of the Collateral. The form of the Deficiency Note shall be as set forth on Schedule V attached to this Agreement.

(h) Assignment of Special Declarant’s Rights. Upon execution thereof, the Borrower shall execute and deliver to the Bank an assignment, substantially in the form of Schedule VI attached to this Agreement (the “Assignment”), of its rights and interests in and to the “Special Declarant Rights” as reserved to it in the Declaration of Beacon Park I Condominium dated November 29, 2007 and recorded November 30, 2007 in the Land Records of Prince William County, Virginia as Instrument Number 200711300129374, and as defined in Section 55-79.41 of the Condominium Act, Va. Code. As provided in the Assignment, the Assignment shall become effective only upon the transferee’s acceptance thereof, otherwise to be of no force and effect.

(i) Consent to Relief from Automatic Stay. The Obligors hereby further agree that, in the event that any Obligor (by its or his own action or the action of any of its beneficial owners) shall, prior to the completion of the Foreclosure Proceedings: (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition for relief under the United States Bankruptcy Code, as amended, (ii) be the subject of any order for relief issued under the United States Bankruptcy Code, as amended, (iii) file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (iv) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator, then and in such event the Bank will thereupon be entitled to relief from any automatic stay imposed by Section 362 of the United States Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Bank as provided in any of the Financing Documents, and as otherwise provided by law, and Obligors hereby waive the benefits of such automatic stay and consent and agree to raise no objection to such relief.

ARTICLE IV

CONDITION PRECEDENT

4.1. Conditions Precedent. On or prior to the date hereof, the Borrower shall deliver this Agreement fully executed together with the fully executed original Deficiency Note.

ARTICLE V

STANDSTILL PROVISIONS

Section 5.1. No Exercise of Remedies. During the period (the “Forbearance Period”) from the date hereof until the earlier of (a) payment in full of all of the Obligations, or (b) the occurrence of a Default hereunder, or (c) the Termination Date (as hereinafter defined), the Bank agrees that other than the Foreclosure Proceedings, it will not take any further action against the Borrower or the Guarantor or exercise or enforce any other or further rights or remedies provided for in the Financing Documents or otherwise available to it, at law or in equity, by virtue of the occurrence of the defaults which now exist.

Section 5.2. No Waiver of Rights or Remedies. The parties hereto acknowledge and agree that the Bank shall retain all rights and remedies it may have with respect to the Obligations and the Financing Documents and the Borrower’s previous failure to honor or otherwise comply with said obligations.

ARTICLE VI

RELEASES

Section 6.1. Releases and Waivers.

(a) Each Obligor hereby knowingly and voluntarily forever releases, acquits and discharges the Bank and the Bank Group from and of any and all claims that the Bank or any member of the Bank Group is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of any Obligor, and from and of any and all claims that the Bank or any member of the Bank Group breached any agreement to loan money or make other financial accommodations available to the Obligors or to fund any operations of the Obligors at any time. Each Obligor also hereby knowingly and voluntarily forever releases, acquits and discharges the Bank and the Bank Group, from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which such Obligor may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any of the Obligations and the Financing Documents, and/or any direct or indirect action or omission of the Bank and/or any of the Bank Group. Each Obligor further agrees that from and after the date hereof, it will not assert to any person or entity that any deterioration of the business operations or financial condition of any Obligor was caused by any breach or wrongful act of the Bank or any of the Bank Group which occurred prior to the date hereof.

(b) Concurrent with the execution of this Agreement, the Bank will enter into and issue a conditional release (the “Release of Obligors”), pursuant to which Bank will fully and unconditionally release Obligors from all claims, liabilities, and obligations under the Financing Documents or otherwise with respect to the Loan and the Collateral which will become effective retroactive to the Effective Date of this Agreement upon the earlier of (i) Bank’s successful foreclosure of the Collateral, or (ii) November 30, 2009, (the “Release Issuance Date”), provided that the Obligors have taken no action to frustrate Bank’s Foreclosure Proceedings.

The form of Release shall be as set forth on Schedule IV attached to this Agreement. The Release shall be executed by the Bank and shall be held in escrow by Bank’s counsel (the “Escrow Agent”) until the earlier of (i) the completion of the Foreclosure Proceedings on the Collateral by Bank, or the Release Issuance Date and shall thereafter be delivered to the Obligors by the Escrow Agent without further requirement or consent of the Parties. In no event shall the Release act to release Guarantor from its obligations pursuant to the Deficiency Note.

ARTICLE VII

TERMINATION

Section 7.1. Termination.

(a) The Forbearance Period shall terminate automatically and without notice to the Obligors upon the earliest of (i) the occurrence of a Default (as hereinafter defined), (ii) the indefeasible payment in full of all amounts due to the Bank from the Obligors, (iii) the approval of the Commissioner’s Account following any Foreclosure Proceedings; or (iv) 5:00 p.m. on March 31, 2010 (the “Termination Date”).

(b) For purposes hereof, the Obligors shall be in default (each, a “Default”) if:

(i) the Obligors or any other person authorized to act on behalf of the Obligors (other than the Bank) fail to observe, perform, or comply with any of the terms, conditions or provisions of this Agreement, as and when required; or

(ii) any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of the Obligors in connection with this Agreement or any other document executed and delivered in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made.

Upon termination of the Forbearance Period, should any of the Obligations not be satisfied in full, the Bank shall be entitled to immediately pursue its various rights and remedies, including its Default Rights, against the Obligors and their respective assets, including all collateral given to secure the Obligations or any other person liable therefore and the Deficiency Note shall be of no force and effect.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

Section 8.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of its respective heirs, personal representatives, successors and assigns.

Section 8.3. Time of Essence. Time is of the essence of this Agreement.

Section 8.4. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The parties further agree that facsimile signatures shall be binding on all parties and have the same force and effect as original signatures.

Section 8.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

Section 8.6. Severability. In case one or more provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding and shall not be affected or impaired thereby.

Section 8.7. Amendments. This Agreement may be amended, modified, from time to time or supplemented only by written agreement signed by all parties hereto. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

Section 8.8. Entire Agreement. This Agreement and the Financing Documents set forth the entire agreement and understanding of the parties hereto with respect to payment and performance of the Obligations, superseding all prior representations, understandings and agreements, whether written or oral.

Section 8.9. Effective Date. This Agreement shall be effective immediately upon the execution and delivery of this Agreement by all persons who are parties hereto.

Section 8.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH IT MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT (B) ANY OF THE OTHER DOCUMENTS EXECUTED BY IT IN CONNECTION HEREWITH, (C) ANY OF THE OBLIGATIONS, AND/OR (D) ANY OF THE FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND EACH OF THE PARTIES HERETO HEREBY REPRESENT AND WARRANT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY NOTIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER REPRESENT THAT IT HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.11. Further Assurances. The Obligors hereby agree to execute and deliver to the Bank from time to time such other Documents and instruments and to take such other actions as the Bank may reasonably request in order to more effectively carry out the terms hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:	COMSTOCK BELMONT 89, L.C.

	By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Name:
Title:

COMSTOCK HOMEBUILDING COMPANIES, INC.,

By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
Frederick F. Potter
Vice President

SCHEDULE I

List of Contracts

SCHEDULE II

List of Payables

SCHEDULE III

List of Bonds

SCHEDULE IV

Form of Bank Release

RELEASE AND COVENANT NOT TO SUE

THIS RELEASE AND COVENANT NOT TO SUE is entered into the          day of September, 2009 for the benefit of COMSTOCK BELMONT BAY 89, L.C., a Virginia limited liability company (“Borrower” and COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Guarantor”, and together with the Borrower, the “Obligors”) by MANUFACTURERS AND TRADERS TRUST COMPANY (the “Bank”).

R E C I T A L S:

The Bank and the Obligors have entered into that certain Forbearance and Conditional Release Agreement dated September         , 2009 (the “Agreement”). In consideration for entry into the Agreement, the Bank has agreed to release Obligors from all claims and other matters relating to the Loan, the Financing Documents and the Collateral (as such terms are defined in the Agreement), except as specifically set forth in the Agreement.

The Bank has entered into this instrument to evidence the full release of Obligors, except to the extend provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, the Bank and the Obligors agree as follows:

1. Capitalized terms not defined herein shall have the meanings ascribed to such terms by the Agreement.

2. The Bank, for itself, successors, shareholders, predecessors, affiliates, assigns, officers, directors, employees, attorneys, and agents (collectively, the “Releasing Parties”) hereby absolutely, fully, and forever release, relinquish, waive, forever discharge, and covenant not to sue Obligors, their shareholders, officers, directors, agents, employees, attorneys, successors, assigns, and any other person or entity representing or acting on behalf of each of them on account of any and all claims arising under the Financing Documents or otherwise with respect to the Loan and the Collateral which the Releasing Parties may have had, may presently have, or in the future may have against the Obligors arising from acts or omissions prior to the date hereof; provided, however, that the release and covenant not to sue granted by the Bank in favor of Obligors shall be subject to the condition subsequent that no Obligor (or any person acting on behalf of any Obligor) has taken any action to frustrate the Bank’s Foreclosure Proceedings and no Obligor (or any person acting on behalf of any Obligor) shall commence, join in, assist, cooperate in, or otherwise participate as an adverse party or as an adverse witness (subject to compulsory legal process which requires testimony) in any suit or other proceeding against The Bank or any affiliate, officer, director, or employee of the Bank, relating to the Loan. Additionally, this Release shall not release Guarantor from its liability under the Deficiency Note, which shall remain in full force and effect in accordance with its terms.

3. The Releasing Parties acknowledge that this Release constitutes a legal, valid and binding obligation. Its terms cannot be modified except in writing signed by the party against whom the modification is sought to be enforced. The consideration referred to herein is not to be construed as an admission of liability and admitted to be sufficient to create binding obligations on all parties; provided, however, that upon the occurrence of a Condition Subsequent, this Release shall no longer be binding on Bank.

4. This Release shall be binding upon the Releasing Parties, their respective successors and assigns.

5. This Release shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Bank has executed this Agreement under seal with the intention that this Release shall be effective as of the date first above written.

MANUFACTURERS AND TRADERS AND TRUST COMPANY

By:
Frederick F. Potter
Vice President

SCHEDULE V

SUBORDINATE DEFICIENCY NOTE

$ 496,000	September , 2009

FOR VALUE RECEIVED, the undersigned, COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of MANUFACTURERS TRADERS AND TRUST COMPANY (the “Noteholder”), the sum of Four Hundred Ninety Six Thousand and No/100ths Dollars ($496,000) (the “Deficiency Sum”), or so much thereof as shall remain unpaid; this Deficiency Note being non-interest bearing provided that the Maker is not in Default of payment hereunder. This Deficiency Note is issued pursuant to that certain Forbearance and Conditional Release Agreement dated as of even date herewith (the “Forbearance Agreement”). The Maker hereby agrees to pay Noteholder the Deficiency Sum in accordance with the payment schedule set forth herein. As additional consideration for the entry into the Deficiency Note and payment by the Maker thereunder, the Noteholder has executed the Release dated the same day hereof.

Payment Schedule: The Noteholder shall receive payment (principal curtailment) of Twenty-Five percent (25%) of the principal balance of the Deficiency Note on the third anniversary of this Deficiency Note and shall receive payment (principal curtailment) of Twenty-Five percent (25%) of the principal balance of the Deficiency Note on the fourth anniversary of this Deficiency Note. The balance of the Deficiency Note shall be paid at the Maturity of the Deficiency Note.

Subordination. By acceptance of this Deficiency Note, Holder of the Indebtedness (as defined below) agrees to each of the following provisions:

As used in this paragraph , the following terms have the following respective meanings:

“Agents” means the Guggenheim Agent and the KeyBank Agent.

“Bankruptcy Code” means 11 U.S.C. §101 et seq., as from time to time hereafter amended, and any successor or similar statute.

“Collateral” means the Guggenheim Collateral and the KeyBank Collateral.

“Enforcement Action” means the commencement of any litigation or proceeding at law or in equity, the commencement of any foreclosure proceeding, the exercise of any statutory or non-judicial power of sale, the taking of a deed or assignment in lieu of foreclosure, seeking to obtain a judgment, seeking the appointment of or the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, or the exercise of any rights or remedies with respect to, any Obligor or the Collateral, any other property or assets of any Obligor or any portion thereof.

“Guggenheim Agent” means Guggenheim Corporate Funding, LLC, in its capacity as the administrative agent under the Guggenheim Senior Loan Documents, or any successor administrative agent under the Guggenheim Senior Loan Documents.

“Guggenheim Collateral” means all of the real, personal and other property owned by the Guggenheim Obligors now or hereafter encumbered by or securing the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Security Documents, or the Guggenheim Senior Guaranty, or any documents now or hereafter entered into or delivered in connection with any of them, and all of each Guggenheim Obligor’s right, title and interest in and to such property, whether existing or future, and all security interests, security titles, liens, claims, pledges, encumbrances, conveyances, endorsements and guaranties of whatever nature now or hereafter securing any Guggenheim Obligor’s obligations under the Guggenheim Senior Loan Documents or any part thereof, and all products and proceeds of the foregoing. The Guggenheim Collateral shall not include the pledges by Borrower to KeyBank Agent of its equity interests in Potomac and Station View pursuant the KeyBank Senior Assignment of Interests.

“Guggenheim Obligors” means Comstock Penderbrook, L.C. and Borrower.

“Guggenheim Senior Debt” means (i) principal of, premium, if any, and interest on, the Guggenheim Senior Note or pursuant to the Guggenheim Senior Loan Agreement (whether payable under the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Guaranty, or any other Guggenheim Senior Loan Document), (ii) prepayment fees, yield maintenance charges, breakage costs, late charges, default interest, agent’s fees, costs of collection, protective advances, advances to cure defaults, and indemnities, and (iii) any other amount or obligations (including any fee or expense) due or payable with respect to the Guggenheim Senior Loan or any of the Guggenheim Senior Loan Documents (including interest and any other of the foregoing amounts accruing after the commencement of any Insolvency Proceeding, and any other interest that would have accrued but for the commencement of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding and regardless of the value of the Guggenheim Collateral at the time of such accrual), whether outstanding on the date of this Deficiency Note or hereafter incurred, whether as a secured claim, undersecured claim, unsecured claim, deficiency claim or otherwise, and all renewals, modifications, amendments, supplements, consolidations, restatements, extensions, refinances, and refundings of any thereof; provided, however, that notwithstanding anything herein to the contrary, “Guggenheim Senior Debt” shall not include (a) any funds loaned or advanced by the Guggenheim Senior Lenders for any purpose unrelated to the Fair Lakes (Penderbrook) Condominium conversion project in Fairfax County, VA, or (b) any of items described in (i), (ii), (iii) of this definition that are related to any of the purposes set forth in (a).

“Guggenheim Senior Guaranty” means that certain Carve-Out Guaranty dated as of February 27, 2007 executed by Borrower in favor of the Guggenheim Agent for the benefit of the Guggenheim Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“Guggenheim Senior Lenders” means financial institutions or designated entities from time to time as defined in the Guggenheim Senior Loan Agreement.

“Guggenheim Senior Loan” means the up to Twenty Eight Million Dollars and No/Cents ($28,000,000) credit facility provided pursuant to the Guggenheim Senior Loan Agreement, as the same may be amended, modified, increased, consolidated, restated, or replaced.

“Guggenheim Senior Loan Agreement” means that certain Loan Agreement dated as of February 22, 2007 executed by Comstock Penderbrook, L.C. and Guggenheim Corporate Funding, LLC, individually and as Administrative Agent for the Guggenheim Senior Lenders, and certain other parties now or hereafter a party thereto, as modified by that certain First Amendment to Loan Agreement dated April 10, 2007, and as further modified by Forbearance Agreement and Second Amendment to Loan Agreement dated January 27, 2009, and as further modified by Third Amendment to Loan Agreement dated on or near the date hereof, and as the same may be further amended, modified, increased, consolidated, restated or replaced.

“Guggenheim Senior Loan Documents” means the Guggenheim Senior Security Documents, the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Guaranty, and any other documents, agreements or instruments now or hereafter executed and delivered by or on behalf of any Guggenheim Obligor or any other person or entity in connection with the Guggenheim Senior Loan, and any documents, agreements or instruments hereafter executed and delivered by or on behalf of any Guggenheim Obligor or any other person or entity in connection with any refinancing of the Guggenheim Senior Loan, as any of the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated, or otherwise modified.

“Guggenheim Senior Note” means that certain Promissory Note dated February 22, 2007 executed by Comstock Penderbrook, L.C. in favor of the Guggenheim Corporate Funding, LLC, as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated.

“Guggenheim Senior Security Documents” means the “Security Documents” as defined in the Guggenheim Senior Loan Agreement, and each other Guggenheim Senior Loan Document securing any or all of the Guggenheim Senior Loan, together with any and all acknowledgments, powers, certificates, UCC financing statements, or other documents or instruments executed and delivered in connection therewith.

“Insolvency Proceeding” means any proceeding, whether voluntary or involuntary, under the Bankruptcy Code, or any other bankruptcy, insolvency, liquidation, reorganization, composition, extension, arrangement, adjustment or other similar proceeding concerning any Obligor, any action for the winding-up or dissolution of any Obligor, any proceeding (judicial or otherwise) concerning the application of the assets of any Obligor for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of any Obligor, a general assignment for the benefit of creditors or any proceeding or action seeking the marshaling of the assets and liabilities of any Obligor, or any other action concerning the adjustment of the debts of any Obligor or the cessation of business by any Obligor, in each case under any applicable domestic or foreign federal or state law. For the purposes hereof, an “Insolvency Proceeding” shall also include the taking, seeking or approving of any action in any proceeding described in the foregoing sentence by, against or concerning any other person or entity that could adversely affect any Obligor, any other obligor with respect to the Subordinated Indebtedness, the Collateral, the Senior Loan Documents, the Agents, the Senior Lenders or any Judicial Proceeding under the Senior Security Documents or any other Senior Loan Document.

“Judicial Proceeding” means one or more proceedings by one or more holders of Senior Debt before a state or federal court (having jurisdiction with respect thereto) to collect the Senior Debt following an acceleration of the maturity thereof as a result of a default.

“KeyBank Agent” means KeyBank National Association, in its capacity as the agent under the KeyBank Senior Loan Documents, or any successor agent under the KeyBank Senior Loan Documents.

“KeyBank Cash Collateral Agreement” means that certain Cash Collateral Agreement dated on or near the date herewith executed by Borrower in favor of the KeyBank Agent for the benefit of the KeyBank Senior Lenders, and as may be further amended, modified, increased, consolidated, restated or replaced.

“KeyBank Collateral” means all of the real, personal and other property owned by the KeyBank Obligors now or hereafter encumbered by or securing the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Security Documents, the KeyBank Cash Collateral Agreement, the pledges by Borrower to KeyBank Agent of its equity interests in Potomac and Station View pursuant the KeyBank Senior Assignment of Interests, or the KeyBank Senior Guaranty, or any documents now or hereafter entered into or delivered in connection with any of them, and all of each KeyBank Obligor’s right, title and interest in and to such property, whether existing or future, and all security interests, security titles, liens, claims, pledges, encumbrances, conveyances, endorsements and guaranties of whatever nature now or hereafter securing any KeyBank Obligor’s obligations under the KeyBank Senior Loan Documents or any part thereof, and all products and proceeds of the foregoing.

“KeyBank Obligors” means Comstock Station View, L.C., a Virginia limited liability company, Comstock Potomac Yard, L.C., a Virginia limited liability company, and Borrower.

“KeyBank Senior Assignment of Interests” means that certain Assignment of Interests dated March 14, 2008 executed by Borrower in favor of KeyBank Agent for the benefit of the KeyBank Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“KeyBank Senior Debt” means the (i) principal of, premium, if any, and interest on, the KeyBank Senior Note or pursuant to the KeyBank Senior Loan Agreement (whether payable under the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Guaranty, or any other KeyBank Senior Loan Document), (ii) prepayment fees, yield maintenance charges, breakage costs, late charges, default interest, agent’s fees, costs of collection, protective advances, advances to cure defaults, and indemnities, and (iii) any other amount or obligations (including any fee or expense) due or payable with respect to the KeyBank Senior Loan or any of the KeyBank Senior Loan Documents (including interest and any other of the foregoing amounts accruing after the commencement of any Insolvency Proceeding, and any other interest that would have accrued but for the commencement of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding and regardless of the value of the KeyBank Collateral at the time of such accrual), whether outstanding on the date of this Deficiency Note or hereafter incurred, whether as a secured claim, undersecured claim, unsecured claim, deficiency claim or otherwise, and all renewals, modifications, amendments, supplements, consolidations, restatements, extensions, refinances, and refundings of any thereof; provided, however, that notwithstanding anything herein to the contrary, “KeyBank Senior Debt” shall not include (a) any funds loaned or advanced by the KeyBank Senior Lenders after the date of this Deficiency Note for any purpose unrelated to the Eclipse on Center Park Condominium high rise project in Arlington County, VA, referred to as the Potomac Project in the Key Bank Senior Loan Agreement, and the townhouse development project known as Station View in Loudoun County, Virginia referred to as the Station View Project in the Key Bank Senior Loan Agreement, or (b) any of the items described in (i), (ii), (iii) of this definition that are related to any of the purposes set forth in (a); provided, further, however, that Lender acknowledges that all amounts currently outstanding under the KeyBank Senior Loan Documents shall be deemed KeyBank Senior Debt.

“KeyBank Senior Guaranty” means that certain Unconditional Guaranty of Payment and Performance dated as of March 14, 2008 executed by Borrower in favor of the KeyBank Agent for the benefit of the KeyBank Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“KeyBank Senior Lenders” means “Lenders” as defined in the KeyBank Senior Loan Agreement.

“KeyBank Senior Loan” means the up to $40,391,200.00 credit facility provided pursuant to the KeyBank Senior Loan Agreement, as the same may be amended, modified, increased, consolidated, restated, or replaced.

“KeyBank Senior Loan Agreement” means that certain Loan Agreement dated as of March 14, 2008 executed by Comstock Station View, L.C., a Virginia limited liability company, and Comstock Potomac Yard, L.C., a Virginia limited liability company, and KeyBank National Association, individually and as Agent for the KeyBank Senior Lenders, and certain other parties now or hereafter a party thereto, as modified by that certain First Amendment to Loan Agreement dated on or near the date hereof, and as the same may be further amended, modified, increased, consolidated, restated or replaced.

“KeyBank Senior Loan Documents” means the KeyBank Senior Security Documents, the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Guaranty, the KeyBank Senior Assignment of Interests and any other documents, agreements or instruments now or hereafter executed and delivered by or on behalf of any KeyBank Obligor or any other person or entity in connection with the KeyBank Senior Loan, and any documents, agreements or instruments hereafter executed and delivered by or on behalf of any KeyBank Obligor or any other person or entity in connection with any refinancing of the KeyBank Senior Loan, as any of the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated, or otherwise modified.

“KeyBank Senior Note” means that certain Amended and Restated Note dated March 14, 2008 executed by Comstock Station View, L.C., a Virginia limited liability company, and Comstock Potomac Yard, L.C., a Virginia limited liability company in favor of KeyBank National Association, as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated.

“KeyBank Senior Security Documents” means the “Security Documents” as defined in the KeyBank Senior Loan Agreement, the KeyBank Cash Collateral Agreement, and each other KeyBank Senior Loan Document securing any or all of the KeyBank Senior Loan, together with any and all acknowledgments, powers, certificates, UCC financing statements, or other documents or instruments executed and delivered in connection therewith.

“Obligors” means the Guggenheim Obligors and the KeyBank Obligors.

“Potomac” means Comstock Potomac Yard, L.C., a Virginia limited liability company.

“Senior Debt” means the Guggenheim Senior Debt and the KeyBank Senior Debt.

“Senior Lender Sharing Ratio” means as of the date of determination thereof, with respect to the Guggenheim Senior Debt, the outstanding principal amount due on the Guggenheim Senior Guaranty divided by the total outstanding principal balance of the KeyBank Senior Debt plus the outstanding principal amount due on the Guggenheim Senior Guaranty, and means, with respect to the KeyBank Senior Debt, the outstanding principal balance of the KeyBank Senior Debt divided by the total outstanding principal balance of the KeyBank Senior Debt plus the outstanding principal amount due on the Guggenheim Senior Guaranty.

“Senior Lenders” means the KeyBank Senior Lenders and the Guggenheim Senior Lenders.

“Senior Loan Documents” means the Guggenheim Senior Loan Documents and the KeyBank Senior Loan Documents.

“Senior Security Documents” means the Guggenheim Senior Security Documents and the KeyBank Senior Security Documents.

“Station View” means Comstock Station View, L.C., a Virginia limited liability company.

“Subordinated Indebtedness” means the principal amount of the indebtedness evidenced by this Deficiency Note, together with interest, breakage or other amount, if any, due thereon or payable with respect thereto, whether the same is payable by Borrower or any other Obligor.

“Subsidiary” means any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

“Voting Interests” means stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

Borrower for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, covenants and agrees, and each holder of the Subordinated Indebtedness, by its acceptance of this Deficiency Note, shall be deemed to have agreed, notwithstanding anything to the contrary in this Deficiency Note, that the payment of the Subordinated Indebtedness shall be subordinated and junior in right and time of payment and all other respects, to the prior indefeasible payment in full, in cash, of all Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this subordination paragraph.

2. Upon any distribution of the assets of Borrower in any Insolvency Proceeding relating to Borrower, or to its respective creditors as such, then and in any such event:

(a) the holders of the Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, before any payment, whether in cash, property, or securities is made on account of or applied to the Subordinated Indebtedness; and

(b) any payment, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this subordination paragraph, shall be paid or delivered, to the extent permitted by law, by any debtor, custodian, liquidating trustee, agent, or other person making such payment, directly to the holders of the Senior Debt, or their representative or representatives, in amounts computed in accordance with each applicable Senior Lender Sharing Ratio, for application to the payment thereof, to the extent necessary to pay all such Senior Debt in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt.

3. By acceptance of this Deficiency Note, each holder of the Subordinated Indebtedness hereby expressly waives any rights to require or request that the Agents, or either of them, or the Senior Lenders marshal the Collateral in favor of the holder of the Subordinated Indebtedness or to equitably subordinate the rights, liens or security interests of the Agents, or either of them, or the Senior Lenders, or any of them, under the Senior Loan Documents, whether pursuant to the Bankruptcy Code or otherwise. The Agents, or either of them, and the Senior Lenders, or any of them, shall have the right at any and all times to determine the order in which, or whether, (i) recourse is sought against any Obligor or any other obligor with respect to the Senior Debt, or (ii) any or all of the Collateral shall be enforced. Each holder of the Subordinated Indebtedness hereby waives any and all rights to require that the Agents, or either of them, and/or the Senior Lenders, or any of them, pursue or exhaust any rights or remedies with respect to any Obligor or any other party prior to exercising their rights and remedies with respect to the Collateral or any other property or assets of the Obligors. The Agents, or either of them, and the Senior Lenders, or any of them, may forbear collection, grant indulgences, release, compromise or settle the Senior Debt, or sell, take, exchange, surrender or release collateral or security therefor, consent to or waive any breach of, or any act, omission or default under, any of the Senior Loan Documents, apply any sums received by or realized upon by the Agents, or either of them, and the Senior Lenders, or any of them, against liabilities of the Obligors to the Agents, or either of them, and the Senior Lenders, or any of them, in such order as the Agents, or either of them, and the Senior Lenders, or any of them, shall determine in their sole discretion, and otherwise deal with any and all parties and the Collateral or other property or assets of the Obligors as they deem appropriate. The Agents and the Senior Lenders shall have no liability to the holder of the Subordinated Indebtedness for, and each holder of the Subordinated Indebtedness hereby waives any claim, right, action or cause of action which it may now or hereafter have against the Agents, or either of them, and the Senior Lenders, or any of them, arising out of, any waiver, consent, release, indulgence, extension, delay or other action or omission, any release of any Obligor, release of any of the Collateral, the failure to realize upon any Collateral or other property or assets of any Obligor, or the failure to exercise any rights or remedies of the Agents, or either of them, and the Senior Lenders, or any of them, under the Senior Loan Documents.

4. Each holder of the Subordinated Indebtedness hereby expressly consents to and authorizes, at the option of each Agent, the amendment, extension, restatement, consolidation, increase, renewal, refinance or other modification, in whole or in part, of all or any of the Senior Loan Documents, including, without limitation, increasing or decreasing the stated principal amount of either Senior Loan, extending or shortening the term of either Senior Loan, increasing or decreasing the interest rate payable as provided in any of the Senior Loan Documents or altering any other payment terms under any of the Senior Loan Documents.

5. By acceptance of this Deficiency Note, each holder of the Subordinated Indebtedness acknowledges that no Agent and no Senior Lender has made nor do any of them now make any representations or warranties, express or implied, nor do they assume any liability to any holder of the Subordinated Indebtedness, with respect to the creditworthiness or financial condition of any Obligor or any other person. Each holder of the Subordinated Indebtedness acknowledges that it has, independently and without reliance upon the Agents, or either of them, or the Senior Lenders, or any of them, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to accept this Deficiency Note and the Subordinated Indebtedness. Each holder of the Subordinated Indebtedness will, independently and without reliance upon the Agents, or either of them, or the Senior Lenders, or any of them, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Deficiency Note. No Agent and no Senior Lender shall have any duty or responsibility, either initially or on a continuing basis, to provide any holder of the Subordinated Indebtedness with any credit or other information with respect to any Obligor, whether coming into its possession before the making of any Senior Loan or at any time or times thereafter. Each holder of the Subordinated Indebtedness agrees that no Agent an no Senior Lender owes any fiduciary duty to the holder of the Subordinated Indebtedness in connection with the administration of any Senior Loan or any Senior Loan Document and the holder of the Subordinated Indebtedness agrees not to assert any such claim.

6. The provisions of this subordination paragraph shall be applicable both before and after the commencement, whether voluntary or involuntary, of any Insolvency Proceeding by or against any Obligor and all references herein to any Obligor shall be deemed to apply to any such Obligor as a debtor-in-possession and to any trustee in bankruptcy for the estate of any such Obligor. Furthermore, this subordination paragraph and the subordinations contained herein shall apply notwithstanding the fact that all or any part of the Senior Debt or any claim for or with respect to all of any part of the Senior Debt is subordinated, avoided or disallowed, in whole or in part, in any Insolvency Proceeding or other applicable federal, state or foreign law. Without limiting the foregoing, by acceptance of this Deficiency Note, each holder of the Subordinated Indebtedness expressly covenants and agrees that this Deficiency Note is enforceable under applicable bankruptcy law and should be enforced under Section 510(a) of the Bankruptcy Code. Until such time as the Senior Debt has been indefeasibly paid in full in cash and Senior Lenders have no further obligation to make any advances which would constitute Senior Debt, the holders of the Subordinated Indebtedness shall not, and shall not solicit any person or entity to: (i) seek, commence, file, institute, consent to or acquiesce in any Involuntary Proceeding with respect to any Obligor or the Collateral; (ii) seek to consolidate any Obligor with any other person or entity in any Insolvency Proceeding; or (iii) take any action in furtherance of any of the foregoing.

7. Each holder of the Subordinated Indebtedness hereby agrees that it shall not challenge the validity or amount of any claim submitted in such Insolvency Proceeding by the Agents, or either of them, or the Senior Lenders, or any of them, or any valuations of the Collateral submitted by the Agents, or either of them, or the Senior Lenders, or any of them, in such Insolvency Proceeding or take any other action in such Insolvency Proceeding, which is adverse to their enforcement of any claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

8. To the extent any transfer, payment or distribution of assets with respect to all or any portion of the Senior Debt (whether in cash, property or securities and whether by or on behalf of any Obligor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any Obligor, the estate in bankruptcy thereof, any third party, or a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, any Obligor, the estate in bankruptcy thereof, any third party, or such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment or distribution had not occurred, and this subordination paragraph and the agreements and subordination contained herein shall be reinstated with respect to any such transfer, payment or distribution. No Agent shall be required to contest any such declaration or obligation to return such payment or distribution.

9. Each holder of the Subordinated Indebtedness intentionally and unconditionally waives and relinquishes any right to challenge the validity, enforceability and binding effect of any of the Senior Security Documents or the other Senior Loan Documents, and any lien, encumbrance, claim or security interest now or hereafter created thereunder, or the attachment, perfection or priority thereof, regardless of the order of recording or filing of any thereof, or compliance by the Agents, or either of them, or the Senior Lenders, or any of them, with the terms of any of the Senior Security Documents or any of the other Senior Loan Documents, by reason of any matter, cause or thing now or hereafter occurring, nor shall the holder of the Subordinated Indebtedness raise any such matter, cause or thing as a defense to the enforcement thereof.

10. Each holder of the Subordinate Debt agrees that it will not in any manner challenge, oppose, object to, interfere with or delay (i) the validity or enforceability of this Deficiency Note, including without limitation, any provisions regarding the relative priority of the rights and duties of the Agents, or either of them, and Senior Lenders, or any of them, and the holder of the Subordinated Indebtedness, or (ii) any Agent’s or any Senior Lender’s security interest in, liens on and rights as to the Obligors, and any Collateral or any other property or assets of any Obligor, or any Enforcement Actions of the Agents, or either of them, or the Senior Lenders, or any of them, (including, without limitation, any efforts by the Agents, or either of them, to obtain relief from the automatic stay under Section 362 of the Bankruptcy Code).

Maturity: This Deficiency Note, the entire unpaid principal amount hereof, shall mature and become finally due and payable five (5) years from the date of this Deficiency Note.

In addition to all other rights contained in this Deficiency Note, if a Default (as defined herein) occurs and so long as a Default continues, this Deficiency Note shall bear interest at three percent (3%) per annum (the “Default Rate”).

The Maker hereby expressly agrees that in the event it fails to make any payment due hereunder within five (5) days after the date hereof (a “Default”), then, in any or all such events, the entire principal sum outstanding, together with all accrued and unpaid interest, shall at once be and become immediately due and payable at the option of the Noteholder.

Any notice, request, or demand to be given to the Maker under this Deficiency Note shall be in writing and shall be deemed to have been given if delivered to the Maker at 11465 Sunset Hills Road, Suite 500, Reston, Virginia 20190, Attention: Mr. Christopher Clemente, copy to Mr. Jubal Thompson, either (i) on the date of delivery of the notice by hand, or (ii) the next business day following the day on which the same shall have been placed in the hands of a nationally recognized courier service for overnight delivery, addressed to the Maker at the address provided herein.

The Maker hereby represents and warrants that the loan evidenced hereby was made and transacted solely for the purpose of carrying on a business or other commercial activity.

This Deficiency Note may be prepaid, in whole or in part, at any time without penalty or premium.

The validity and construction of this Deficiency Note and all matters pertaining thereto are to be determined according to the laws of the Commonwealth of Virginia.

In the event any provision of this Deficiency Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Deficiency Note; but this Deficiency Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Deficiency Note, but only to the extent it is invalid, illegal or unenforceable.

This Deficiency Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, the Maker has executed and sealed, or caused to be executed and sealed, this Note on the date first above written.

BORROWER:

Comstock Homebuilding Companies, Inc.,
a Delaware corporation

By:		(SEAL)
Christopher Clemente
Chief Executive Officer

SCHEDULE VI

TRANSFER AND ASSIGNMENT OF SPECIAL DECLARANT RIGHTS

THIS TRANSFER AND ASSIGNMENT OF SPECIAL DECLARANT RIGHTS (“Assignment”), made this          day of                         , 2009, by and between COMSTOCK BELMONT BAY 89, L.C., a Virginia limited liability company (the “Declarant”) and                                                      , a                                                       (the “Transferee”), recites and provides as follows:

RECITALS:

1. By the Declaration of Beacon Park I Condominium dated November 29, 2007 and recorded November 30, 2007 in the Land Records (the “Land Records”) of Prince William County, Virginia, as Instrument Number 200711300129374, the Declarant submitted certain land located in Prince William County, Virginia to the provisions of the Condominium Act, Va. Code Section 55-79.39 et seq. (the “Condominium Act”), thereby establishing an expandable condominium development known as Beacon Park I Condominium (the “Condominium”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration or the Condominium Act.

2. The Declarant now desires to transfer, assign and convey to the Transferee all of its right, title and interest in and to the “Special Declarant Rights” as reserved for the benefit of the Declarant in the aforesaid Declaration and as defined in Section 55-79.41 of the Condominium Act, as amended (the “Special Declarant Rights”), and the Transferee, by its execution hereof, has agreed to accept the assignment, transfer and conveyance of the Special Declarant Rights and in furtherance of the foregoing, both the Declarant and the Transferee have executed this Agreement.

AGREEMENT:

NOW, THEREFORE, WITNESSETH: That, pursuant to Section 55-79.74:3 of the Condominium Act, the Declarant and the Transferee do hereby agree as follows:

1. Effective as of the date of acceptance of this Assignment by the Transferee (which acceptance shall be evidenced by the Transferee filling in its name and legal status above), the Declarant hereby absolutely conveys, assigns, transfers and sets over unto the Transferee, as successor declarant, any and all Special Declarant Rights heretofore retained or reserved by the Declarant, with respect to the Condominium, including, but not limited to, the following:

(a) the right to expand the Condominium, to contract the Condominium, and to convert convertible land or convertible space or both;

(b) the right to appoint or remove any officers of the unit owners association or the executive organ;

(c) the right to exercise any power or responsibility otherwise assigned by any Condominium Instrument or by the provisions of the Condominium Act to the Association or any of its officers or its executive organ; and

(d) the right(s) to maintain sales offices, management offices, model units and signs.

2. To the extent that there exist rights reserved to the Declarant in the Condominium Instrument in addition to the Special Declarant Rights, the Declarant also hereby absolutely conveys, assigns, transfers and sets over unto the Transferee as successor declarant any such additional rights.

3. Transferee hereby accepts the aforesaid assignment from Declarant.

4. Each of the parties hereto does hereby certify and represent that the Transferee is not an “affiliate of the declarant” as that term is defined in the Condominium Act.

5. The provisions of this Assignment shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. This Assignment sets forth the entire agreement of the parties with respect to the subject matter and supersedes all previous understandings, written or oral in respect thereof. This Assignment may be executed in counterparts, each of which shall be an original and all of which together shall constitute a fully-executed instrument.

6. In the event the Transferee opts not to accept this Assignment, this Assignment shall be deemed null and void ab initio and of no force and effect.

WITNESS, the following signatures and seals as of the day and year first above written.

DECLARANT

COMSTOCK BELMONT BAY 89, L.C.,

By:	Comstock Homebuilding Companies, Inc.,
its Manager

By:
Name:
Title:

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COMMONWEALTH OF VIRGINIA:

CITY/COUNTY of                             , to-wit:

The foregoing instrument was acknowledged before me in the City/County of                                 , Virginia, this          day of                                 , 2009, by                                 , who presented a valid drivers license and acknowledged this instrument as                          of Comstock Homebuilding Companies, Inc., Manager of Comstock Belmont Bay 89, L.C., a Virginia limited liability company on behalf of the company.

(SEAL)

Notary Public

My commission expires:
Registration No.

TRANSFEREE

a

By:
Its:

COMMONWEALTH OF VIRGINIA:

CITY/COUNTY of                                 , to-wit:

The foregoing instrument was acknowledged before me in the City/County of                             , Virginia, this          day of                                 , 2009, by                                         , who presented a valid drivers license and acknowledged this instrument as                          of                         , a                          on behalf of the                         .

(SEAL)

Notary Public

My commission expires:
Registration No.

3